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AG ASSOCIATES                                                     EXHIBIT 10.31
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INTERNATIONAL REPRESENTATIVE
AGREEMENT

THIS AGREEMENT: made and entered into this 13th day of September, 1996, by and between:

AG Associates, Inc. having its principal office at 4425 Fortran Drive, San Jose, California, 95134, hereinafter referred to as "Company and, Silicon International, registered under the laws of Hong Kong, principal office at Suite 303, Four Seas Building, 208-212 Nathan Road, Kowloon, Hong Kong, hereinafter referred to as "Representative", agrees as follows:

1) APPOINTMENT AND ACCEPTANCE - Company hereby appoints the Representative as its authorized Representative to sell and service the products (enumerated in "Section 3" hereof in the Territory (defined in "Section 2" hereof), and Representative accepts the appointment and agrees to sell, promote and extend the sales and handle the maintenance and servicing of the Company's Products subject to the terms and conditions of this Agreement.

2) TERRITORY - Representative's Territory shall be limited to the Territory referenced in Exhibit A, SALES TERRITORY REPRESENTED.

      Company shall have the right, in its sole discretion, to modify Territory assignments upon one hundred twenty (120) days prior notice to Representative.

      The Company retains the right to designate Exhibit G "HOUSE ACCOUNTS" which shall not be eligible for Representative sales activity or standard commissions.

3) PRODUCTS - The Products of Company to be sold by the Representative shall include only systems and accessories and replacement parts, as listed in Exhibit B, PRODUCTS REPRESENTED (the "Products").

4) AMOUNT OF COMPENSATION - Representative's compensation for services performed hereunder shall be in accordance with Exhibit C, COMMISSION SCHEDULE, herewith attached and made a part hereof. Commissions shall be computed on the "net invoice price" of the Company's Products sold by the Representative.

5)    COMPUTATION AND PAYMENT OF COMMISSION

      a) Commissions are accrued upon shipment of system from AG and payable to Representative on or before the 25th day of the month following the month in which full payment is received by the Company.

      b) "Net invoice price" - shall mean the total price at which an order is invoiced to the customer including any increase or decrease in the total amount of the order (even though such increase or decrease may take place after the effective date of termination), but excluding shipping, taxes, insurance and C.O.D. charges.

      c) Commissions shall be earned on all system orders for Company Products that are listed in Exhibit B, PRODUCTS REPRESENTED, and sold by the Representative. Commissions shall be calculated as listed in Exhibit C, COMMISSION SCHEDULE.

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AG ASSOCIATES

      d)    There shall be deducted from any sums due Representative:

            I. Contributions of Representative to discounts granted to the customer without the prior consent of the Company. This contribution shall be understood to mean the discount given on the Product from the Company's list price schedule.

            II. An amount equal to commissions previously paid or credited on sales of Company's Products which have since been returned by the customer or on allowances credited to the customer for any reason by the Company; and,

            III. An amount equivalent to commissions previously paid or credited on sales which Company shall not have been fully paid by the customer whether by reason of the customer's bankruptcy, insolvency, or any other reasons which, in the Company's judgment, renders the account uncollectable (if any sums are ever realized upon such uncollectable accounts, Company will pay Representative its percentage of commission applicable at the time of the original sale upon net proceeds of such collection).

      e) "Order" shall mean a written commitment to purchase Company's Products placed by customer in Representative's Territory.

      f) In the event that a product to be purchased by a customer outside of the Territory for installation in the Territory, or by a customer in the Territory for installation outside the Territory, Representative shall notify the Company. Such a purchase shall be deemed a split sale. The Company shall determine the compensation to be received by the representatives with respect to any split sale, based on where the purchase contract is to be signed, the degree of involvement of the respective representatives before- and after the sale.

            The split of total compensation paid to all representatives (assuming that the discount on list price given to a representative acting as a distributor on goods purchased shall be considered "compensation" paid to such representative) shall be determined in the following manner:

            i) one third of the compensation shall be paid to the representative in whose territory the technology developed and the equipment selection originates:

            ii) one third of the compensation shall be paid to the representative into whose territory the purchasing and negotiations are conducted;

            iii) one third of the compensation shall be paid to the representative in whose territory the Product(s) are shipped/ installed.

            Final determination of the split will be made by the Vice President of Sales of the Company.

6) ACCEPTANCE OF ORDERS - All orders are subject to acceptance or rejection by an authorized Company officer at its home office and to the approval of Company's credit department. Company shall be responsible for all credit risks and collections. Representative shall assist in collections. On all customer's purchase orders, an irrevocable letter of credit confirmed by Company's Bankers shall be required. Company will agree with the terms of C.A.D. - Cash Against Documents - at sight for purchase orders placed with Company by Representative's "large account customers" who have



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      AG ASS0CIATES

d)    There shall be deducted from any sums due Representative:

      I. Contributions of Representative to discounts granted to the customer without the prior consent of the Company. This contribution shall be understood to mean the discount given on the Product from the Company's list price schedule.

      II. An amount equal to commissions previously paid or credited on sales of Company's Products which have since been returned by the customer or on allowances credited to the customer for any reason by the Company; and,

      III. An amount equivalent to commissions previously paid or credited on sales which Company shall not have been fully paid by the customer whether by reason of the customer's bankruptcy, insolvency, or any other reasons which, in the Company's judgment, renders the account uncollectable (if any sums are ever realized upon such uncollectable accounts, Company will pay Representative its percentage of commission applicable at the time of the original sale upon net proceeds of such collection).

e) "Order" shall mean a written commitment to purchase Company's Products placed



f) In the event that a Product to be purchased by a customer outside of the Territory for installation in the Territory, or by a customer in the Territory for installation outside the Territory, Representative shall notify the Company. Such a purchase shall be deemed a split sale. The Company shall determine the compensation to be received by the representatives with respect to any split sale, based on where the purchase contract is to be signed, the degree of involvement of the respective representatives before and after the sale.

      The split of total compensation paid to all representatives (assuming that the discount on list price given to a representative acting as a distributor on goods purchased shall be considered "compensation" paid to such representative) shall be determined in the following manner:

      i) one third of the compensation shall be paid to the representative in whose territory the technology developed and the equipment selection originates;

      ii) one third of the compensation shall be paid to the representative into whose territory the purchasing and negotiations are conducted;

      iii) one third of the compensation shall be paid to the representative in whose territory the Product(s) are shipped/installed.

      Final determination of the split will be made by the Vice President of Sales of the Company.

6) ACCEPTANCE OF ORDERS - All orders are subject to acceptance or rejection by an authorized Company officer at its home office and to the approval of Company's credit department. Company shall be responsible for all credit risks and collections. Representative shall assist in collections. On all customer's purchase orders, an irrevocable letter of credit confirmed by Company's Bankers shall be required. Company will agree with the terms of C.A.D. - Cash Against Documents - at sight for purchase orders placed with Company by Representative's "large account customers" who have





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AG ASSOCIATES

      purchase missions in the U.S.A. or "large account customers" who have parent companies in the United States of America (U.S.) and/or affiliate companies and/or subsidiary companies in the U.S. Company will provide Representative with copies of all quotations submitted to all customers above described together with information such as date of shipments and scheduled acceptance test of equipment/systems to be performed by Company's and/or Representative's field engineers. Company will advise Representative and customer of the shipment date so that the irrevocable letter of credit can be transmitted to the Company at least thirty (30) days prior to the shipping date. If Company notifies customer of its acceptance or rejection of an order, a copy shall be transmitted to the Representative.

      Customer shall place purchase orders to Company in writing, specifying quantities, model or part number, pricing and any other pertinent information for each item ordered. Process and/or mechanical specifications to be met by Company Products must be included, when applicable.

      The acceptance of an order by customer shall be based on terms and conditions stated on the terms and conditions of the order acknowledgment. (See Exhibit F, TERMS AND CONDITIONS)

7) CANCELLATIONS - cancellation of order is subject to cancellation penalty referred to in Terms and Conditions of that order. See Exhibit F, TERMS AND CONDITIONS.

8) U.S. EXPORT CONTROL. Company Products are controlled by the United States (U.S.) Department of Commerce (DOC), U.S. Export Administration Act. Items shipped to Representative for use by Representative or customers in the Territory shall not be diverted by Representative to other customers in or outside the Territory in a manner contrary to U.S. Export Regulations. Representative shall notify Company promptly if Representative becomes aware of any such diversion by any of its customers.

9)    REPRESENTATIVE'S OBLIGATIONS

      a) Representative shall maintain a place of business in the Territory, which shall include a service department and use its best efforts and devote such time as may be reasonably necessary to service, sell, and promote the sale of Company Products within the Territory.

      b) Representative will conduct all of its business in its own name. Representative will pay all expenses whatever of its office and activities and be responsible for the acts and expenses of its employees.




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AG ASSOCIATES

      c) Representative shall maintain sufficient staff to serve the demands and needs of selling company products, process support, and servicing (1st and 2nd level escalation support) of Company Products. Representative's staff shall be conversant with the technical language conventional to Company Products and similar equipment in general, and shall develop sufficient knowledge of the semiconductor manufacturing and research market, of Company Products and of products competitive with Company Products (including specifications, features and benefits) so as to be able to explain in detail to customers the differences between Company Products and competitive products.

      d) Representative shall maintain at its own expense an efficient installation and maintenance service capability, and a sufficient replacement part inventory to support Company Products installed in the Territory. Representative shall install and warrant all Company Products sold by Representative in the Territory. Such installation and warranty work shall be performed free of charge to customers. In the case where customer requests installation of Company Product by a Company field service engineer in lieu of Representative, Representative must request in writing that original Quotation of Company Products to customer be increased by an amount appropriate to cover such installation and operator's start-up training, or absorb cost of trip, including expenses.

      e) Representative shall purchase from Company and keep it its possession Company Products shown in Exhibit D, DEMONSTRATION EQUIPMENT, attached hereto, for customer demonstration use. Company agrees to grant Representative a discount on purchase of Demonstration Equipment. Representative shall not resell or lease Demonstration Equipment within twelve (12) months of its delivery without a written agreement of Company. Representative shall order replacement demonstration equipment from Company at time of receipt of customer's purchase order or lease agreement on Demonstration Equipment. When sold, Demonstration Equipment will be declared as used equipment by Representative.

            During the last week of the month, Representative shall provide Company with the following information regarding the potential sales of Company Products in the Territory. In addition to the following information, the Regional Manager may provide a written request of additional requirements.

            I. A monthly update of the rolling six-month forecast using Company forms. All sales prospects including customer name, specific product, process and applications, status, probability of ordering Company Products and probable month of ordering. Also, lost order reports shall be submitted monthly.

            II. In February and August, a twelve-month forecast which shall include the quantity of each Company Product to be ordered during each of the months.

      g) Representative shall exhibit Company Products at appropriate trade or technical shows in the Territory, when approved by both parties and provided that Company provides appropriate equipment and/or exhibit materials. Shows in the forthcoming year which shall be attended by Representative shall be agreed upon with the Company officer during the annual Representative review.

      h) If required by business conditions and customs of the Territory, Representative shall translate at Representative's expense Company advertising and promotional materials, as well as the operator and service manuals of Company Products into the language(s) of the Territory. When this Agreement is terminated, Representative shall assign to Company all its rights in all such translated materials, including but





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AG ASSOCIATES

            not limited to, all related copyrights at no cost to Company and Representative shall turn over to Company all translated materials and documentation.

      i) Representative shall assist Company in routinely updating the customers and prospect database, including customer organization charts

      j) Representative shall promptly submit a annual written report in August of competitive situation and functioning of Company Products in the Territory. Representative shall also advise Company promptly of any new information concerning Company, Company Products and their sales, including any charges, complaints or claims about Company or Company Products.

      k) Representative shall not, without Company's prior written consent, handle products which, in the opinion of Company are competitive with the Products of Company being handled by the Representative.

            Representative shall notify Company whenever taking on any additional lines other than those now handled by the Representative, or whenever his relationship is terminated with any other Manufactures which it now represents. A line card of companies represented will be provided with the twelve month forecast.

      1) Representative shall not, without Company's prior written approval, alter, enlarge, or limit orders, make representations or guarantees concerning Company's Products or accept the return of, or make any allowance for such Products.

      m) Representative's performance may be reviewed annually by Company officer at the Representative's place of business.

10)   COMPANY'S OBLIGATIONS

      a) Company shall be solely responsible for the design, development, supply, production and performance of its Products.

      b) Company shall deliver Products and replacement parts ordered by Representative directly to customer. Company shall supply replacement parts ordered by Representative for service under warranty at no charge to Representative, with shipping charges prepaid by Company as defined in Section 14.

      c) Company shall support Representative in maintaining Company Products in the Territory within the published specifications. Company shall provide to Representative service manuals, schematics, and other documentation, which will enable Representative to maintain Company Products in their territory. Company shall guarantee that, for a period of not less than five (5) years after shipment of Company Product, Company shall continue the delivery of replacement parts to customers in the Territory on all orders issued by Representative's customers.

      d) Company shall service Company Products. Company employees will visit Territory from time to time at Company expense on business initiated by Company.

      e) Company shall provide reasonable quantities of promotional literature, such as product brochures, data sheets, application notes, bibliography of technical articles and article reprints, at no charge to Representative for use in the Territory. Company shall also make available to Representative promotional materials, such as



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      AG ASSOCIATES

            slide and video tape presentations, prepared by Company for customer presentations and training. Company shall provide training for Representative sales and service personnel in Product features and various other aspects of Company Products. All training shall take place at or originate from Company offices during regularly scheduled training courses. Training shall be made at no charge to Representative, but Representative shall be responsible for travel expenses and all expenses of its employees during such training.

      g) Company shall supply Distributor with a list of sales and service objectives and time frame for meeting the objectives.

      h) Company shall supply Distributor with a protocol for communicating with AG Associates.

11) PRICES - TERMS OF SALE. All sales shall be at prices and upon terms established in the current Sales Handbook and it shall have the right, in its sole discretion, from time to time, to establish, change, alter or amend price and other terms and conditions of sale providing that the Representative will be informed by mail or facsimile at least thirty (30) days prior to such change, alteration, or amendment in price and other items and conditions. Representative shall not accept orders in Company's name, make price alterations or amendment in price or other items and conditions. Payment shall be made in U. S. dollars. F.O.B. shall be San Jose, California.

      a) Company shall furnish Representative from time to time with copies of its price lists, as applicable. Company domestic price lists establish prices of Company Products and replacement parts sold to
            U. S. customers for installation and use in the United States and serve as basis for calculation of all selling prices. Company international price lists established prices of Company Products and replacement parts sold directly to foreign customers, or to U. S. purchasing offices of foreign customers, or to U. S. customers for installation and use outside of the United States, and serve for reference purposes of all foreign customers.

      b) In the event of price increase, Company agrees to notify Representative at least sixty (60) days in advance of the effective date of such price increase. Such price increase will not apply to firm orders placed by customer prior to the effective date of such price increase. Decreases in trade-in value or other customer credits shall be treated as price increases, above, and shall be effective as of the date of notification to Representative. Representative agrees to pass any decrease notification through to customers.

12)   CHANGE OF DESIGN

      Company reserves the right to change the design of Company Products or parts thereof at any time without notice to the Representative. Company may, but shall not be obligated to, make similar changes on any Company Products or parts previously shipped to Representative and customer, or to install or furnish any other different parts than were contained therein when shipment was made.





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      AG ASSOCIATES

13)   PROPRIETARY RIGHTS

      a)    Confidential Information and Trade Secrets

            Each party agrees to use best efforts, and at least the same care that is used to protect its own confidential information of like importance, to prevent unauthorized use, dissemination and disclosure of other party's trade secrets and confidential information.

      b)    Company Products

            Representative shall not, nor shall Representative authorize or knowingly permit its customers to, disassemble and copy or manufacture any Company Product or portion thereof or parts/accessory thereto. Representative shall notify Company in writing promptly if it discovers any infringement of Company's rights in Company Products and Representative shall provide Company with all reasonable assistance, at Company's expense, if Company initiates legal action in the Territory to protect its proprietary rights in Company Products.

      c)    Third Party Claims

            Representative shall give Company prompt notice of any third party claim that the Company Products as supplied by Company directly infringe any third party's patent, copyright or trade secret under the laws of the Territory.

14.   WARRANTY

      a)    Warranty Terms

            Company products are warranted to customer according to terms of standard Company warranty in effect on the date of shipment. Service warranty will be provided by Representative to customer within the Territory; parts warranty will be provided by the Company. Details of current warranties are detailed in "Exhibit E".

      b)    Supply of Replacement Parts

            Company shall supply replacement parts ordered by customer for service under warranty at no charge, with shipping charges prepaid by Company. Such warranty part deliveries shall be subject to prompt return of defective parts to Company for warranty status determination, shipping charges prepaid by shipper. In cases when no defects are found, or defects are judged by Company to be caused by events other than those covered by Company warranty as set forth in this Agreement, or defective parts are not returned to Company within thirty (30) days of replacement part shipment, Company shall bill shipper for the shipped replacement parts according to terms and conditions of the Agreement.

            Post-warranty service shall be provided by Representative to customers within the Territory at industry rates and any parts used in such service shall be purchased from the Company. Representative shall provide a price schedule to customers for all Company Products sold in the Territory, including service and maintenance contracts.

      c)    Returns to Company



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      AG ASSOCIATES

      Customer may return Company Products to Company for service. Such returns may be made only after issuance by Company of a Return Material Authorization (RMA) number. Customer shall be responsible for all costs of returning Company Products to Company for warranty service, as well as for all costs of returning repaired Company Products to Customer.

15.   TRADEMARK AND TRADE NAME

      Representative agrees to use the names "Heatpulse" and Company's corporate mark, logo and all trade names and saying marks that Company may possess only in connection with Representative's marketing of Company Products during the term of this Agreement. Representative's use thereof shall be in accordance with Company's guidelines.

16.   TERM OF AGREEMENT AND TERMINATION

      This Agreement shall continue in force for the length of time designated in Exhibit E, TERM OF AGREEMENT, unless otherwise terminated. This Agreement shall terminate when either party serves written notice to the other, by registered or certified mail, of his intention to terminate this Agreement upon ninety (90) days notice.

      This Agreement shall terminate immediately and automatically in the event of (i) the insolvency, bankruptcy, or liquidation of Representative, (ii) the failure to meet Company expectations following a sixty (60) day notice, or (iii) the general ineligibility of Representative to participate in U. S. export trade.

      Upon termination of this Agreement, Representative shall immediately return to Company, or transfer to another party designated by Company, at Representative's expense, all sales promotion materials and aids as well as any tools, equipment or other items loaned or furnished by Company to Representative in the course of conducting business pursuant to this Agreement.

      Until and unless another Representative is appointed by Company in and for the Territory, Representative shall retain responsibility for providing warranty and non warranty service for Company Products installed in the Territory. Representative will also cooperate with the Company in arranging for the continuation of support for the users of Company Products in the Territory. Commissions paid for Products sold in the Territory included warranty and non-warranty services.

      Upon termination of this Agreement, Representative shall promptly furnish Company with the complete list of installations of Company Products and all future prospects, including name, address and principal application(s) and service arrangements of each user.

      Representative shall not represent a principal in a competitive market for a period of one year following termination.





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AG ASSOCIATES

17.   INTERPRETATION AND ENFORCEMENT

      a)    Notices

            Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when mailed, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile or telex, charges prepaid, addressed to Company or Representative at the address current at the time of notice.

      b)    Representative Not Legal Agent

            This Agreement does not constitute the Representative the agent or legal representative of Company for any purpose whatsoever. The Representative is not granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of Company or to bind Company in any manner.

            Nothing in this Agreement shall be construed to constitute the Representative as a partner, employee or agent of Company nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor responsible only for its own actions. Representative shall not, without the Company's prior written approval, make representations or guarantees on behalf of the Company regarding the Company's products.

18.   COMPLETENESS OF INSTRUMENT

      This Agreement contains the entire understanding of the parties, and shall supersede any other oral or written agreements and shall insure to the benefit of Company's successors and assigns. It may not be modified in any way without the written consent of both parties. Representative shall not have the right to assign this Agreement in whole or in part without Company's written consent.

19.   CONSTRUCTION OF AGREEMENT

      The validity, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law applicable to conflict of laws. In the event that any provision of this Agreement shall be held by a court of law or an arbitrator to be illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

      Any dispute, controversy or claim arising out of or relating to this Sales Representative Agreement of the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association as then in effect. The arbitration shall take place in the San Francisco-San Jose, California area.





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AG ASSOCIATES

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written in multiple counterparts, each of which shall be considered an original.



            REPRESENTATIVE                  COMPANY



BY:                                         Derek R. Tomlinson
TITLE:                                      Vice President of Sales & Marketing

DATE:




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AG ASSOCIATES


                            REPRESENTATIVE AGREEMENT
                                   EXHIBIT"A"
                           SALES TERRITORY REPRESENTED



Representative's Territory shall be limited to:

People's Republic of China


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AG ASSOCIATES


                            REPRESENTATIVE AGREEMENT
                                   EXHIBIT"B"
                              PRODUCTS REPRESENTED



PRODUCT DESCRIPTION
1. Heatpulse 610 Rapid Thermal Processor
2. Heatpulse Refurbished Automatic Systems (when available)
3. Heatpulse 4 1 OOS Rapid Thermal Processor
4. Heatpulse 8108 Rapid Thermal Processor
5. Heatpulse 8800 Rapid Thermal Processor
6. AG Associates Next Generation RTP System scheduled to be released calendar Q 1, '97





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AG ASSOCIATES


                            REPRESENTATIVE AGREEMENT
                                   EXHIBIT "C"
                               COMMISSION SCHEDULE


Representative will earn sixteen (16%) commission on the sale of assigned Company Products (Exhibit B, PRODUCTS REPRESENTED) according to the terms of their Agreement. Commission shall be computed on the "net invoice price" of the Company's Product sold by the Representative (Exhibit D, TERMS OF SALE). Commission rate shall be sheltered from the first five (5) percent of discount allowed the customer.

Commissions shall be earned on all orders for Company Products that are listed in Exhibit C, COMMISSION SCHEDULE, and sold by the Representative.

A. For discounts given by distributor of <10%, a bonus will be added to Distributor's commission. Bonus = .5 (Sales Price - AG's Final Price*)

B.    > 10 - 15% Discount: commission remains as per agreement.

C. For Discounts given by distributor of greater than 15%, a penalty will be deducted from Distributor's commission.
      Penalty = .5 (AG's Final Price* - Sales Price)

Bonus Example - 8% Discount

                                         List Price      Sales Price
Heatpulse Model 8108                     $646,600
Slip-Free                                $ 51,972
QuartzPak                                $ 14,481
Total Purchase Order Amt:                $713,053
Maximum Allowable Discount 15%           $106,958
                                         $606,095          $656,009

                    .5 ($656,009 - $606,095) = $24,957 Bonus


Penalty Example - 18% Discount

                                         List Price      Sales Price
Heatpulse Model 8108                     $646,600
Slip-Free                                $ 51,972
QuartzPak                                $ 14,481
Total Purchase Order Amt:                $713,053
Maximum Allowable Discount 15%           $106,958
                                         $606,095          $584,703

                   .5 ($606,095 - $584,703) = $10,696 Penalty

*AG's Final Price defined as .85 List Price



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AG ASSOCIATES


                            REPRESENTATIVE AGREEMENT
                                   EXHIBIT"D"
                             DEMONSTRATION EQUIPMENT



None.





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AG ASSOCIATES


                            REPRESENTATIVE AGREEMENT
                                   EXHIBIT"E"

                               HEATPULSE WARRANTY


Company products are warranted to customer according to terms of standard Company warranty in effect on the date of shipment. Warranty shall be for fifteen (15) months effective from date of shipment unless stated otherwise in purchase order. See Exhibit F, TERMS CONDITIONS.





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AGASSOCIATES


                            REPRESENTATIVE AGREEMENT
                                   EXHIBIT"F"
                              TERMS AND CONDITIONS


See attached.

TERMS AND CONDITIONS OF SALE

1)    SCOPE

      The following terms and conditions (Term's & Conditions of Sale") and any liability hereto expressly apply to and limit the liability of AG Associates (Seller) for all quotations, orders, acceptances, sales and deliveries by Seller. No terms and conditions or other understandings, whether oral or written, in any way purporting to vary the Terms & Conditions of Sale shall be binding on Seller unless stated in a writing signed by a duly authorized officer of Seller. Any provisions or conditions of Buyer's order form which are in any way inconsistent with or in addition to the Terms & Conditions of Sales (except those provisions specifying quantity, describing the items ordered and shipping instructions only) shall not be deemed an acceptance of such term or condition or binding on Seller and shall not apply to sales hereunder. Seller's failure to object to any term or condition contained in any communication from Buyer shall not be deemed an acceptance of the Terms & Conditions of Sale.

2)    QUOTATIONS, ORDERS, ACCEPTANCES

            A quotation is Seller's offer to sell, expressly conditioned upon Buyer's agreement to the Terms & Conditions of Sale by a written acknowledgment by implication or by acceptance of or payment for goods ordered hereunder. A quotation is valid for thirty (30) days from the date indicated thereon (unless specifically indicated otherwise) after which date Seller reserves the right to change it in any and all respects. Stenographic and clerical errors are subject to correction at all times.

            The Terms & Conditions of Sales are included in an order acknowledgment sent to Buyer upon receipt of an order. All orders for shipment from an entity located outside the United States must be accompanied by a confirmed, irrevocable letter of credit drawn on an United States bank acceptable to Seller. All orders are subject to final acceptance by Seller at its home office in San Jose, California. Seller's acceptance of Buyer's order is expressly conditioned upon Seller's assent to any terms contained in this acceptance different from or in addition to the terms stated in Buyer's order.

3)    CANCELLATION

            Cancellation by Buyer of firm orders for all standard systems and components are subject to a 25% cancellation charge. Cancellation by Buyer of firm orders received for all systems and/or components manufactured to Buyer's specifications (Custom Systems) will be subject to the cancellation charges as set forth in Seller's quotation, but in no case shall be less than 25%.

            The Buyer acknowledges that the amount of damage sustained by Seller is a result of Buyer's cancellation in breach hereof would be impractical or extremely difficult to fix, and that the charge set forth hereunder for cancellation are reasonable under the present circumstances. In addition to collection of cancellation charges as liquidated damages as set forth hereunder. Seller shall have available all remedies at equity and law in the event Buyer cancels an order hereunder.

4)    TAXES

            Quoted prices for goods do not include sales, use excise or similar taxes. Unless otherwise agreed to be Seller, Buyer hereby assumes all responsibility for and agrees to pay and hold Seller harmless from any and all such sales, use, excise or other taxes or assessments imposed by any federal, state or local governmental authority upon the transactions covered hereby, whether or not such items appear on any invoice submitted by Seller.

5)    TERMS OF PAYMENT

            Unless otherwise agreed to in writing by Seller, payment shall be due net thirty (30) days after shipment of goods. If there is to be more than one shipment hereunder, pro rata payment shall become due thirty (30) days after each such shipment without regard to other deliveries. Time of payment is of the essence. All payments shall be in U.S. funds. Interest at the maximum rate permitted by law may be added to any overdue amounts owed to Seller.

            If in the opinion of Seller, the financial condition of Buyer at any time does not justify continuance of production or shipment on the terms or payment previously specified, Seller may, in its sole discretion, require full or partial payment in advance. If Buyer becomes insolvent, or bankruptcy or other debtor's relief proceedings are instituted by or against Buyer, or Buyer makes an assignment for the benefit of creditors or is unable to meet its obligations as they become due, any such event shall be deemed a material default hereunder, entitling Seller to cease performance under this order and to avail itself of all legal and equitable remedies it may have against Buyer.

            If the date of shipment of goods is delayed beyond the date specified in the purchased order or contract of sale at the request of Buyer for any reason, the full payment may, at the sole discretion of Seller, become due upon expiration of thirty (30) days after the shipment date specified in the purchase order or contract of sale.

            For goods manufactured to Buyer's specifications, unless stated otherwise, Buyer shall make an initial payment of not less than 25% of the purchase price with progress payments and final payments to be made according to a mutually agreed upon written schedule.

6)    DELIVERY, RISK OF LOSS, SHIPMENT DATES

            Title to shipments will pass to the Buyer upon acceptance by the carrier. All risk of loss for the goods passes to Buyer when the goods are delivered to the carrier f.o.b. point of shipment. In all cases, risk of loss or damage to any goods in transit shall fall upon Buyer, whose responsibility it shall be to file claims with the carriers, who will be deemed Buyer's agents. Seller accepts no responsibility and shall not be responsible for any claims filed with it. Unless Seller receives specific instructions from Buyer, Seller will exercise its own discretion in selecting the method of shipment. Shipment dates specified by Buyer or Seller shall be approximations only and Seller shall incur no liability whatsoever for failure to ship on such dates. Shipment dates are the date of shipment from the point of manufacture. Seller reserves the right to make deliveries of goods in installments. All prices are net and do not include any transportation or insurance costs, which will be separately invoiced and paid by Buyer.

7)    SUBSTITUTION

            Seller reserves the right to make changes in details of design or construction which in its opinion constitute an improvement over goods ordered, provided the purchase price shall not be increased thereby.

8)    SUBCONTRACTING, CHANGES OF SOURCES

            Seller reserves the right in its sole discretion to subcontract any or all of the work to be performed hereunder or change sources of material.

9)    DEFAULT BY BUYER

            In the event of default by Buyer, Seller may decline to make further shipments without in any way affecting Seller's rights hereunder. If despite any default by Buyer, Seller elects to continue to make shipments, Seller's action shall not constitute a waiver or any default by Buyer or in any way affect Seller's remedies.

10)   NON-CONFORMITY OF GOODS

            In the absence of written notice by Buyer to the contrary, all goods will be deemed accepted by Buyer within thirty (30) days after receipt. Buyer may reject goods or revoke its acceptance of goods in the event of material, specification or process non-conformity, provided Seller is notified in writing within thirty (30) days of Buyer's receipt of the goods. Seller retains the right to correct any non-conformity in accordance with the Warranty provisions of Paragraph II below. No term or condition stated herein shall alter the terms or conditions of payment.

11)   LIMITED WARRANTIES

            Except as stated below, Seller warrants that the components of the Heatpulse product systems whether manufactured by Seller or another manufacturer, are free from defects in material and workmanship. As a sole remedy for breach of this warranty, during the Warranty period (as defined below), Seller or its authorized service agent will repair or replace, without charge, any component or assembly of components that is found by Seller to be defective in material or workmanship. The Warranty Period shall begin on the shipment date and end (i) fifteen months from the date of shipment in all new Heatpulse systems, (ii) ninety days from date of shipment for all new spare component parts. Seller warrants the tungsten halogen lamps unconditionally for 3 years from the date of shipment. The warranties contained in this section II extend only to the original use purchaser. This warranty DOES NOT apply to the following:

      a) To any Heatpulse product where the product has been misused, abused or used in an application for which it was not designed and or specified.

      b) To defects or damage occurring as a direct or indirect result of the use of any unauthorized replacement part or the performance of any maintenance or service by any one other than an authorized service agent supplied by Seller.

      c) Consumables that are a component part of the Heatpulse product. No goods shall be returned to Seller for warranty adjustment without prior authorization from Seller. Warranty labor will be provided during normal business hours of 8:00am to 5:00pm, Monday through Friday. In order to honor the 15 month warranty for Heatpulse systems, the customer is required to perform the recommended preventive maintenance (PM) on the system. AG Associates will perform PM training during system start-up.

            Any products returned pursuant to Seller's authorization will be shipped to Seller's plant by Buyer at Buyer's expense for Seller's confirmation of defective goods. Seller will pay return freight if it is determined that the adjustment is covered under the warranty.

            SELLER MAKES NO WARRANTIES, EXPRESSED OR IMPLIED OTHER THAN THOSE STATED ABOVE. SELLER EXCLUDES AND BUYER HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY AND ALL IMPLIED WARRANTIES, INCLUDING (BUT NOT LIMITED TO) THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

            No employee or representative of Seller is authorized to change or otherwise grant any warranty other than the standard warranty stated above. No affirmation, representation, promise or warranty concerning the Heatpulse product or its use in any process shall be binding upon Seller unless such affirmation, representation, promise or warranty is stated in writing signed by an officer of Seller prior to acceptance or Buyer's purchase order.

            Buyer's sole and exclusive remedy for the breach of any warranty concerning the Heatpulse product or its components or parts shall be repair or replacement of the defective part or component. Seller shall determine whether to repair or replace the goods.

12)   LIABILITY OF SELLER

            IN NO EVENT SHALL SELLER BE LIABLE TO BUYER OR TO ANYONE ELSE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, LOSS OF GOODS, COST OF SUBSTITUTED FACILITIES, EQUIPMENT OR SERVICES, OR PERSONAL INJURY DAMAGES, WHICH
      ARISE OUT OF OR IN CONNECTION OF THE SALE, USE OR PERFORMANCE OF GOODS DELIVERED HEREUNDER, WHETHER THE CLAIM IS IN CONTRACT WARRANTY, TORT, PRODUCTS LIABILITY OR OTHERWISE. IN NO CASE SHALL THE LIABILITY OF THE SELLER EXCEED THE ACTUAL COST OF THE GOODS DELIVERED BY SELLER PURSUANT TO AN ORDER BY BUYER.

13)   INFRINGEMENT INDEMNITY

            Seller expressly disclaims any liability to Buyer for infringement by the goods furnished hereunder of any patent, trademark, copyright or data rights. In no event shall Seller have any liability to Buyer, its successors, assigns, agents, customers or users for losses or damages, (including royalties for semiconductor chip products), including costs and expenses (including attorneys' fees), which may be incurred on account of any suit claim, judgment or demand involving an infringement or alleged infringement of any patent rights in the use or disposition of goods supplied hereunder.

            With regard to goods made to the order of Buyer's designs, specifications or instructions, Buyer shall indemnify, defend and hold Seller harmless against any damage, cost, loss, or expense, including reasonable attorneys' fees, resulting from any claim, suit or proceedings brought by any person or entity for infringement of patents, copyrights, trademarks, trade names, proprietary rights or for unfair competition arising from Seller's compliance with Buyer's designs, specifications or instructions.

            This provision states the entire rights of the Buyer and the entire obligation of the Buyer and Seller regarding infringement and shall survive expiration or termination of this agreement.

14)   INFORMATION

            Drawings, data, designs, inventions, computer software and other technical information supplied by Seller to Buyer shall remain Seller's property and shall be held in confidence by Buyer. Such information shall not be reproduced used or disclosed to others by Buyer without Seller's prior written consent and shall be returned to Seller upon demand. Any information which Buyer may disclose to Seller with respect to use of the goods covered by this order shall be deemed to have been disclosed as part of the consideration for this order and Buyer shall not assert any claim against Seller by reason of Seller's use thereof.

15)   TRADEMARK

            Buyer shall not, without the express advance written permission of Seller, permanently or temporarily affix either the trademark or the trade name of Seller to any products manufactured by Buyer or any advertising pertaining to such products. Buyer shall not remove or modify any trademark, trade name, trademark notices, trade secret notices or copyright notices or any proprietary or confidential legends, labels, notices and markings placed on any goods manufactured by Seller or on any materials related to such goods.

16)   UNITED STATES EXPORT LAWS.

            Sales of goods by Seller and any subsequent resale or re-export of the goods are subject to and conditioned upon compliance with the U.S. Export Administration Act (the "Act") and the applicable regulations thereunder, as well as any other laws of the United States related to the export of commodities and technical data. Upon request of Seller, Buyer shall obtain all U.S. export licenses required to export the goods and technical data and approvals for resale and re-export. Buyer may not, directly or indirectly, export or re-export the goods or any technical data relating to the goods or any direct product of the foregoing to any person, except in strict compliance with the Act and other applicable U.S. laws.

17)   FORCE MAJEURE

      Seller shall not be liable for delay in delivery or failure to deliver or failure to perform due to any cause beyond Seller's reasonable control, including (but not limited to ) fire, explosion, flood, riot, strike or other differences with workers, shortage of utilities, facilities, materials or labor, trade embargo, transportation delay, break down or accident, acts of God or the public enemy, compliance with or other action taken to carry out the intent or purposes of any law or regulation, act of Buyer, acts of civil or military authority, or war.

18)   GOVERNING LAW

      The validity, construction and performance of the Terms & Conditions of Sale shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law applicable to conflict of laws. In the event that any provision of the Terms & Conditions of Sale or the application of any such provision shall be held by a court of law to be unenforceable, the remaining provisions of the Terms & Condition of Sale shall remain in full force and effect.

19)   ASSIGNMENT

      Buyer shall not have the power or the right to assign any quotation or order or any interest therein or any rights thereunder without the prior written consent of Seller.

20)   ENTIRE AGREEMENT

            This document and any attachments and documents specifically referred to herein constitute the entire agreement between Buyer and Seller and supersede all prior representations, understandings and agreements as to the subject matter hereof. No other document, including Buyer's purchase order, shall be part of this agreement, even if referred to, unless specifically agreed to by Seller in writing by a duly authorized officer of Seller. Notwithstanding the foregoing, if the provisions here of conflict with the provisions of a distribution or sales representative agreement entered into between Buyer and Seller pertaining to the goods covered hereby, the terms of such distribution or sales representative agreement shall prevail to the extent of the conflict. No right that the Seller has hereunder maybe waived or modified except by Seller in writing. A waiver by Seller of any default or failure to comply with the Terms & Conditions of Sale shall not be deemed to be a continuing waiver and shall apply solely to the instant to which the waiver is directed.

21)   ARBITRATION

      Any dispute, controversy or claim arising out of or relating to the Terms & Conditions of Sale or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association as then in effect. The arbitration shall take place in the San Francisco - San Jose, California area.

AG ASSOCIATES



                            REPRESENTATIVE AGREEMENT
                                   EXHIBIT "G"
                                 HOUSE ACCOUNTS



Intel, all domestic Fabs. IBM, all domestic Fabs.

AG ASSOCIATES


                            REPRESENTATIVE AGREEMENT
                                  EXHIBIT "H"
                         EXCEPTIONS TO STANDARD CONTRACT


None.

AG ASSOCIATES



                            REPRESENTATIVE AGREEMENT

                                   AMENDMENT#1

THIS AMENDMENT TO THE INTERNATIONAL REPRESENTATIVE AGREEMENT: made and entered into this 1st day of October, 1997, by and between:

AG Associates having its principal office at 4425 Fortran Drive, San Jose, California, 95134, hereinafter referred to as "Company" and Silicon International principal office at Suite 303, Four Seas Building, 208-212 Nathan Road, Kowloon, Hong Kong hereinafter referred to as "Representative", agrees to the modifications as follows:

1.     EXHIBIT "B", PRODUCTS REPRESENTED

               REPRESENTATIVE                        COMPANY

BY:

                                                 Derek R. Tomlinson

                                    Vice President of Sales & Marketing TITLE:

DATE:

AG ASSOCIATES

REPRESENTATIVE AGREEMENT

            EXHIBIT "B"


                              PRODUCTS REPRESENTED
                               (Amended 10/1/96)


PRODUCT DESCRIPTION

1.  Heatpulse 610 Rapid Thermal Processor

2.  Heatpulse Refurbished Automatic Systems (when available)

3.  Heatpulse 41 OOS Rapid Thermal Processor

4.  Heatpulse 8108 Rapid Thermal Processor

5.  Heatpulse 8800 Rapid Thermal Processor

6. AG Associates Next Generation RTP System scheduled to be released calendar Q 1, '97

7.  Upgrades/Retrofits as follows:

        A.  Ceramic Shield Upgrade
        B.  ez-DTC Retrofit
        C.  High Throughput Package Upgrade
        D.  Performance Package Upgrade
        E.  8108 -> 8800 Upgrade
        F.  Any single order upgrade/retrofit -> $200,000